Exhibit 99.1

For further information:
David B. Ramaker, CEO
Dennis L. Klaeser, CFO
989-839-5350

Chemical Financial Corporation Announces First Quarter 2017 Earnings Conference Call
MIDLAND, MI, April 17, 2017 -- Chemical Financial Corporation (NASDAQ:CHFC) will announce its first quarter 2017 results after the stock market closes on Tuesday, April 25, 2017.
Chemical Financial Corporation will host a conference call to discuss these results on Wednesday, April 26, 2017 at 10:30 a.m. ET. Anyone interested may access the conference call on a live basis by dialing toll-free at 1-855-490-5692 and entering 268798 for the conference ID. The call will also be broadcast live over the Internet hosted at Chemical Financial Corporation's website at www.chemicalbank.com under the Investor Information section. A copy of the slide-show presentation and an audio replay of the call will remain available on Chemical Financial Corporation's website for at least 14 days.
Chemical Financial Corporation is the largest banking company headquartered and operating branch offices in Michigan. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issues comprising The NASDAQ Global Select Market and the S&P MidCap 400 Index. More information about the Corporation is available at Chemical Financial Corporation's website at www.chemicalbank.com under the Investor Information section.